As filed with the Securities and Exchange Commission on _________, 2013

                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8

                             REGISTRATION STATEMENT
                         UnderThe Securities Act of l933

                          SYNERGY RESOURCES CORPORATION
                   -----------------------------------------
               (Exact name of issuer as specified in its charter)

            Colorado                                20-2835920
   ---------------------------                   ----------------
 (State or other jurisdiction of                (I.R.S.  Employer
  incorporation or organization)                Identification No.)

                20203 Highway 60
                 Platteville, CO                         80651
      -----------------------------------               -------
    (Address of Principal Executive Offices)           (Zip Code)

                                Stock Bonus Plan
                         Non-Qualified Stock Option Plan
                           Incentive Stock Option Plan
                             Stock Option Agreements
                              --------------------
                              (Full Title of Plan)

                              William E. Scaff, Jr.
                                20203 Highway 60
                              Platteville, CO 80651
                ------------------------------------------------
                     (Name and address of agent for service)

                                 (970) 737-1073
                 ----------------------------------------------
          (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See if the definitions of "large accelerated filer," "accelerated filer" and smaller reporting company" in Rule 12b-2 of the Exchange act.

Large accelerated filer  | |              Accelerated filer |X|

Non-accelerated   filer  | |              Smaller reporting company   | |
    (Do  not   check  if  a   smaller   reporting   company)

    Copies of all communications, including all communications sent to agent for service to:

                        William T. Hart, Esq.Hart & Hart
                             l624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

                         CALCULATION OF REGISTRATION FEE

                                          Proposed     Proposed
Title of                                  maximum      maximum
securities                  Amount        offering     aggregate    Amount of
 to be                      to be           price      offering    registration
registered               registered(1)   per share(2)   price          fee
--------------------------------------------------------------------------------
fee

Common Stock issuable
pursuant to  Stock
Bonus Plan                  2,000,000        $10.08   $20,160,000

Common Stock issuable
pursuant to  Non-Qualified
Stock Option Plan           5,000,000        $10.08    50,400,000

Common Stock issuable
pursuant to  Incentive
Stock Option Plan           2,000,000        $10.08    20,160,000
                                                       ----------
                                                      $90,720,000       $12,375
                                                      ===========       =======

(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable in the event of stock dividends, stock splits, recapitalizations or other changes in the Company's common stock.

(2) Varied, but not less than the fair market value on the date that the shares were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon closing price of the Company's common stock on October 4, 2013.

                          SYNERGY RESOURCES CORPORATION

              Cross Reference Sheet Required Pursuant to Rule 404

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

(NOTE: Pursuant to instructions to Form S-8, the Prospectus described below is not required to be filed with this Registration Statement.)
Item
 No.     Form S-8 Caption                       Caption in Prospectus

  1.     Plan Information

         (a)  General Plan Information          Stock Option and Bonus Plans

         (b)  Securities to be Offered          Stock Option and Bonus Plans

         (c)  Employees who may Participate     Stock Option and Bonus Plans
              in the Plan

         (d)  Purchase of Securities Pursuant   Stock Option and Bonus Plans
              to the Plan and Payment for
              Securities Offered

         (e) Resale Restrictions                Resale of Shares by Affiliates

         (f)  Tax Effects of Plan               Stock Option and Bonus Plans
              Participation

         (g)  Investment of Funds               Not Applicable.

         (h)  Withdrawal from the Plan;         Other Information Regarding the
              Assignment of Interest            Plans

         (i)  Forfeitures and Penalties         Other Information Regarding the
                                                Plans

         (j)  Charges and Deductions and        Other Information Regarding the
              Liens Therefore                   Plans

2.       Registrant Information and Employee    Available Information,
         Plan Annual Information                Documents Incorporated by
                                                Reference

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 - Incorporation of Documents by Reference

     The following documents filed with the Commission by Synergy Resources Corporation ("Synergy") (Commission File No. 001-35245) are incorporated by reference into this prospectus:

     (1)  Annual report on Form 10-K for the fiscal year ended August 31, 2012.

     (2) Amended annual report on Form 10-K/A for the fiscal year ended August 31, 2012.

     (3)  Report on Form 10-Q for the three months ended November 30, 2012.

     (4)  Report on Form 10-Q for the three months ended February 28, 2013.

     (5)  Report on Form 10-Q for the three months ended May 31, 2013.

     (6)  Reports on Form 8-K filed:

          o    November 14, 2012
          o    December 3, 2012
          o    December 3, 2012
          o    December 7, 2012
          o    January 10, 2013
          o    January 28, 2013
          o    February 14, 2013
          o    March 7, 2013
          o    March 12, 2013
          o    March 19, 2013
          o    March 19, 2013
          o    April 5, 2013
          o    April 10, 2013
          o    May 8, 2013
          o    May 29, 2013
          o    June 6, 2013
          o    June 7, 2013
          o    June 7, 2013
          o    June 14, 2013
          o    June 19, 2013
          o    June 24, 2013
          o    July 10, 2013
          o    July 11, 2013
          o    July 26, 2013
          o    August 23, 2013
          o    September 3, 2013

          o    September 19, 2013
          o    September 19, 2013
          o    October 3, 2013


     All documents filed with the Commission by Synergy pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time it is used by Synergy to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

     Synergy has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to Synergy and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

Item 4 - Description of Securities

     Not required.

Item 5 - Interests of Named Experts and Counsel

     Not Applicable.

Item 6 - Indemnification of Directors and Officers

     Synergy's bylaws authorize indemnification of directors, officers, employees or agents against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, Synergy has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7 - Exemption for Registration Claimed

     Not applicable.

Item 8 - Exhibits

4   -    Instruments Defining Rights of            Incorporated by reference to
         Security Holders                          Exhibit 3.1 of the Company's
                                                   registration statement on
                                                   form SB-2, file no.333-146561

4.1 -    Stock Bonus Plan

4.2 -    Non-Qualified Stock Option Plan

4.3 -    Incentive Stock Option Plan

5   -    Opinion Regarding Legality

l5  -    Letter Regarding Unaudited Interim
         Financial Information                      None

23  -    Consent of Independent Public
         Accountants, Attorneys, and Petroleum
         Engineers

24  -    Power of Attorney                         Included on the signature
                                                   page of this Registration
                                                   Statement

99  -    Reoffer Prospectus

                                POWER OF ATTORNEY

     The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of l933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Platteville, Colorado on the 4th day of October 2013.

                                    SYNERGY RESOURCES CORPORATION

                                 By:   /s/ Ed Holloway
                                       -------------------------------------
                                       Ed Holloway, Principal Executive Officer

       In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                            Title                   Date

/s/ Ed Hollowaty                 Principal Executive       October 4, 2013
------------------------        Officer and Director
Ed Holloway

/s/ William E. Scaff           Executive Vice President    October 4, 2013
-------------------------            and Director
William E. Scaff, Jr.

/s/ Frank L. Jennings            Principal Financial       October 4, 2013
-------------------------       and Accounting Officer
Frank L. Jennings

                                    Director
Rick Wilber

/s/ Raymond E. McElhaney            Director               October 4, 2013
-------------------------
Raymond E. McElhaney

/s/ Bill M. Conrad                  Director               October 7, 2013
----------------------
Bill M. Conrad

/s/ R.W. Noffsinger                 Director               October 7, 2013
----------------------
R.W. Noffsinger, III

/s/ George Seward                   Director               October 7, 2013
----------------------
George Seward

                          SYNERGY RESOURCES CORPORATION
                                    FORM S-8
                                    EXHIBITS